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                                                                   EXHIBIT 10.32

                        TRANSFER AND ASSIGNMENT AGREEMENT

         THIS TRANSFER AND ASSIGNMENT AGREEMENT (this "Agreement") is made and entered into this 11th day of June 2003 by and between Gunther Partners, LLC (hereinafter referred to as the "Assignor") and Gunther International Ltd. (hereinafter referred to as the "Assignee").

                                    RECITALS:

         A. On or about June 11th, 2003, the Assignor succeeded to the rights of the original parties designated as Recipients under the Royalty Agreements listed in Exhibit A attached hereto (collectively, as amended, the "Royalty Agreements").

         B. The Royalty Agreements require the Company to make royalty payments based on the total annual sales of the Company.

         C. The Assignor desires to transfer, assign and convey to the Assignee, and the Assignee desires to acquire from the Assignor, all of the Assignor's right, title and interest in and to the Royalty Agreements.

         NOW, THEREFORE, in consideration of the premises, and of the mutual promises and covenants hereinafter set forth, each of the parties to this Agreement, intending to be legally bound, hereby agrees as follows:

         1. Assignment of Royalty Agreements. The Assignor hereby sells, transfers, conveys and assigns to the Assignee all of the Assignor's right, title and interest in and to the Royalty Agreements, including, without limitation, (a) all rights of the Assignor to receive any and all royalty payments due and to become due to the Assignor under or pursuant to the Royalty Agreements, (ii) all rights of the Assignor to receive the benefit of any provision of the Royalty Agreements, and (iii) all rights of the Assignor to compel performance and otherwise exercise all remedies under the Royalty Agreements. The Assignee hereby accepts the Royalty Agreements from the Assignor.

         2. Consideration. In consideration of the transfer and assignment of the Assignor's interest in and to the Royalty Agreements, the Assignee shall pay the Assignor an aggregate of $165,756.28 by delivering a promissory note (the "Note") substantially in the form of Exhibit B attached hereto. The Assignor hereby acknowledges receipt of the Note.

         3. Effect of Assignment. Effective as of the date hereof, the Royalty Agreements shall be terminated and shall be of no further force or effect. From and after the date hereof, the Assignor shall have no rights under the Royalty Agreements whatsoever.

         4. Representations and Warranties of Assignor. The Assignor hereby represents and warrants to the Assignee, as follows:

                  (a) This Agreement has been duly executed and delivered by the Assignor, and is the valid and binding obligation of the Assignor, enforceable in accordance with its terms.

                  (b) True and correct copies of the Royalty Agreements, as amended through the date of this Agreement, previously have been provided to the Assignee. Except for the Modification Agreements, each dated as of March 31, 1997, the Royalty Agreements have not been modified or amended and remain in full force and effect as of the date hereof.

                  (c) The Assignor has not transferred, assigned or conveyed any interest in or to the Royalty Agreements to any other person or entity.

                  (d) The combined Pro Rata Share of the Assignor under the Royalty Agreements is 19.5334%.

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         6.       Future Cooperation. The Assignor and the Assignee mutually agree to cooperate at all times from and after the date hereof with respect to any of the matters described herein, and to execute such further deeds, bills of sale, assignments, releases, assumptions, notifications, or other documents as may be reasonably requested for the purpose of giving effect to, evidencing or giving notice of the transaction evidenced by this Agreement.

         7. Binding Effect. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

         8. Modification and Waiver. No supplement, modification, waiver or termination of this Agreement or any provisions hereof shall be binding unless executed in writing by all parties hereto. No waiver of any of the provisions of this Assignment shall constitute a waiver of any other provision (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

         9. Counterparts. Any number of counterparts of this Agreement may be executed. Each counterpart will be deemed to be an original instrument and all counterparts taken together will constitute one agreement.

         10. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Connecticut, without giving effect to principles of conflicts of laws of that State.

         11. Survival. All of the representations and warranties of the Assignor set forth in this Agreement shall survive the consummation of the transactions contemplated hereby.

         12. Certain Interpretative Matters. All pronouns used herein shall include the neuter, masculine, or feminine. Each term appearing in this Agreement with initial capitalization and not defined herein shall have the meaning ascribed to it in the Royalty Agreements.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement, or caused this Agreement to be duly executed on its behalf, as of the day and year first above written.

                                     ASSIGNOR:
                                     Gunther Partners, LLC

                                     By: /s/ Thomas J. Tisch
                                         ----------------------------
                                     Name: Thomas J. Tisch
                                     Title: Manager

                                     ASSIGNEE:
                                     GUNTHER INTERNATIONAL LTD.

                                     By:   /s/   Marc I. Perkins
                                        ----------------------------
                                     Name: Marc I. Perkins
                                     Title: President

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                                                                       EXHIBIT A

                             THE ROYALTY AGREEMENTS

                  1.Royalty Agreement by and between Gunther International Ltd. and William H. Gunther III, dated as of September 3, 1992.

                  2.Royalty Agreement by and between Gunther International Ltd. and Susan G. Hotkowski, originally dated as of September 3, 1992 and amended by a separate Modification Agreement, dated as of March 31, 1997.